WATERFORD GAMING, L.L.C.
                     WATERFORD GAMING FINANCE CORP.
                       12 % SENIOR NOTES DUE 2003
                WAIVER AND ACKNOWLEDGMENT OF NOTEHOLDER


     THIS WAIVER AND ACKNOWLEDGMENT (the "Waiver") is delivered to Waterford Gaming, L.L.C., a Delaware limited liability company
("Company"), in connection with the 12 % Senior Notes due 2003 (the "Notes"), issued by the Company and Waterford Gaming Finance Corp., a Delaware corporation (together with the Company, the "Issuers"), under the Indenture, dated as of November 8, 1996, among the Issuers and Fleet National Bank, as Trustee ("Indenture").

     In consideration of the receipt of 1.5% (one hundred and fifty basis points or $15) per $1,000 of the principal amount of Notes beneficially owned by us (the "Fee"), the payment of which is subject to and conditioned upon the terms set forth in paragraph 7 below, and other good and valuable consideration in connection with our execution and delivery of this Waiver to the Company, the undersigned hereby acknowledges, declares and agrees as follows:

   1. We are the beneficial owner of the aggregate outstanding principal amount of Notes set forth beside our name below.

   2. We are familiar with (i) the Indenture, (ii) the Relinquishment Agreement, dated as of February 7, 1998 ("Relinquishment Agreement"), between The Mohegan Tribal Gaming Authority (the "Authority") and Trading Cove Associates ("TCA") and the letter of the same date among the Authority, The Mohegan Tribe of Indians of Connecticut (the "Tribe"), the Company and Sun International Hotels Limited ("SIHL") with respect to the Authority's Subordinated Notes due 2003 (the "Letter"), (iii) the Development Services Agreement, dated February 7, 1998, between the Authority, the Tribe and TCA (the "Development Agreement") and (iv) the Side Letter relating to various waivers, dated February 7, 1998 between the Authority and TCA (the "Waiver Side Letter," and together with the Relinquishment Agreement, the Letter and the Development Agreement, the "Transaction Agreements"). We also are familiar with the content of Exhibit A hereto, an excerpt (the "Excerpt") from an agreement among Sun Cove, Ltd. ("Sun Cove"), TCA and the Company (therein called "WG").

   3. We acknowledge and agree that the Transaction Agreements and the Excerpt and the transactions contemplated thereby (including any changes, amendments or modifications thereto that may be requested or required by the Bureau of Indian Affairs ("BIA") or the National Indian Gaming Commission ("NIGC") as a result of it review of such documents and transactions (the "Amendments")) do not, directly or indirectly, terminate, amend or waive any provisions of an Operative Document in a manner adverse to the economic interest of the Holders (as such capitalized terms are defined in the Indenture), or otherwise violate or conflict with any provision of the Indenture.

   4. We agree to waive compliance by the Company with any provision of the Indenture so as to allow the Company and/or TCA to agree to any termination, amendment or waiver of any provision of any Operative Document consistent with the Transaction Agreements, and Excerpt and the transactions contemplated thereby (including without limitation any Amendments).

   5. We hereby acknowledge and agree that (i) the payment of the Fee does not violate or conflict with any provisions of the Indenture and (ii) this is an irrevocable continuing instrument, binding on us and every subsequent transferee of all or any portion of the Notes, which we now beneficially own (including any Notes issued in exchange or replacement therefor, "our Notes"), whether or not notation regarding the content of this instrument is made on the Notes in their present global form or any future certificated form. In addition, we consent to the making of any such appropriate notation, for notice purposes, by the Securities Custodian or the Trustee (as such terms are defined in the Indenture).

   6. We further understand that, in connection with the transactions contemplated by the Transaction Agreements, the Company may pay up to $5,000,000 to fund certain initial development expenses (the "Development Expenses") and we hereby consent and agree that such payment of Development Expenses complies with the provisions of the Indenture in all respects and constitutes a permissible disbursement of the Company under that certain Cash Collateral and Disbursement Agreement, dated November 8, 1996, between and among Fleet National Bank, as Trustee, Fleet National Bank, as Disbursement Agent and the Company (the "Cash Collateral Agreement") and to the extent otherwise required by the Indenture or the Cash Collateral Agreement, we hereby waive any requirement that the Company comply with such agreements in connection with the payment of the Development Expenses.

   7. We understand that payment of the Fee is subject to (i) receipt of approval of the Transaction Agreements from the BIA and the NIGC and
       (ii) the receipt by the Company of executed copies of this Waiver from beneficial holders of the Notes representing at least 50% in aggregate principal amount of outstanding Notes on the date of execution hereof (the foregoing clauses (i) and (ii) are referred to herein as the "Requisite Approvals"). We further understand that we are required to return an executed version of this Waiver no later than April 6, 1998 (the "Termination Date") in order to receive the payment of the Fee.
       We understand that the Company hereby agrees to pay to us, by wire transfer in immediately available funds, in accordance with the payment provisions set forth in the Indenture, the Fee promptly upon the later of (i) receipt of the Requisite Approvals and (ii) the Termination Date. We also understand that the Company is not obligated to, but may in its sole discretion at anytime prior to the Termination Date, upon notice to the Trustee, extend the Termination Date.

   8. In connection with our business, we hold an extensive portfolio of investment securities. We have experience in the corporate debt market, have knowledge and experience in financial and business matters, and are capable of evaluating the merits and risks of investment in the Notes, taking into account the Transaction Agreements, and the Excerpt and the transactions contemplated thereby (including without limitation any Amendments). We have received and receive answers from the Issuers, concerning the Transaction Agreements and the information, including but not limited to copies of the Transaction Agreements, and have been provided with access by the Issuers to information and with the opportunity to ask questions of Excerpt and such contemplated transactions (including, without limitation, any Amendments) and with the opportunity to obtain any additional information necessary to verify the accuracy of the information obtained.

   9. We acknowledge that we have performed our own investigation of the financial risks involved in delivering this instrument and are not relying upon Bear, Stearns & Co. Inc. or any other person to have conducted such investigation.

  10. Recognizing that we are not the registered owner of our Notes, which along with the other Notes are registered with The Depository Trust Company ("DTC") and held by a custodian in global form, we hereby instruct our nominee, whose name is set forth below, in its capacity as a DTC participant on our behalf, to sign below and to sign and deliver such additional instruments as the Company or the Trustee may reasonably deem necessary and reasonably request or desirable in order to confirm and carry out the purpose and intent of this instrument in regard to our Notes (including without limitation, any documents or instruments necessary to cause the execution and deliveries of the DTC Omnibus Proxy).


    $_____________________________________        ________________________
(Principal Amount of Notes Beneficially Owned)   (Name of Beneficial Owner)


Dated:__________________________   By:_______________________________
                                   Its:______________________________



ACKNOWLEDGED                       WATERFORD GAMING, L.L.C.
AND AGREED:

________________________________   By:  LMW Investments, Inc., member
[insert name of DTC participant]

By:___________________________     By:_____________________________
Its:__________________________     Its:____________________________



                                   By: Slavik Suites, Inc. member

                                   By:_____________________________
                                   Its:____________________________





                                                           EXHIBIT A

                                 To
                     ACKNOWLEDGMENT OF NOTEHOLDER
                               EXCERPT


Notwithstanding existing provisions of the TCA Partnership Agreement or any other document regarding the payment of fees or distribution of cash flow of TCA to its partners, if and only if the Relinquishment Agreement has become effective, during the 7-year period beginning January 1, 2000, WG will not be entitled to receive any fees or cash flow from TCA (with the exception of: (i) the existing agreement regarding annual expenses of TCA contained in the letter agreement dated October 19, 1996 among Sun Cove, Slavik Suites, Inc. ("Slavik") and LMW Investments, Inc. ("LMW"), not to exceed $2,000,000 a year ("Annual Expenses"); and (ii) WG's right to receive $2,000,000 for use by it solely to pay such amount to Leisure Resort Technology, Inc. ("Leisure") in 2003, or earlier if necessary, pursuant to the Settlement and Release Agreement dated January 6, 1998 among Leisure, Lee R. Tyrol, TCA, Slavik, LMW, RJH Development Corp., WG and Sun Cove) in any year until TCA has first paid Sun Cove consideration in the amount of $5,000,000 in such year.